EXHIBIT 3B

BY-LAWS

OF

ASTRO-MED, INC.

(AS AMENDED THROUGH MARCH 22, 2004)

ARTICLE I

OFFICES

The Corporation shall have offices at such places both within and without the State of Rhode Island as may from time to time be determined by the board of directors or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. All annual meetings of the shareholders and all special meetings of the shareholders called by the chief executive officer or the board of directors shall be held at such place within or without the State of Rhode Island as shall be stated in the notice of meeting. All other special meetings of the shareholders shall be held at an office of the Corporation in the State of Rhode Island.

Section 2. Annual Meetings. An annual meeting of the shareholders shall be held on the third Tuesday of May in each year beginning at 10:00 a.m., or on such other date and at such other time as may be fixed by the Board of Directors. At each annual meeting, the shareholders shall elect a board of directors and shall transact such other business as may properly come before the meeting. In the event of the failure to hold said annual meeting at any time or for any cause, any and all business which might have been transacted at such meeting may be transacted at the next succeeding meeting, whether special or annual.

Section 3. Special Meetings. A special meeting of the shareholders, for any purpose or purposes, may be called by the chief executive officer, the board of directors, or the holders of record of not less than one-tenth of the capital shares entitled to vote at such meeting. Any such call shall state the purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Written notice of each annual or special meeting stating the place, day and hour of the meeting (and the purpose or purposes of any special meeting) shall be given by or at the direction of the chief executive officer, the secretary, or the person or persons calling the meeting to each shareholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the meeting or any written waiver thereof.

Section 5. Quorum. The holders of a majority of the capital shares issued, outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the capital shares entitled to vote and present in person or represented by proxy, shall decide any question brought before such meeting, unless the vote of a greater number is required by law.

Section 6. Proxies. Every shareholder entitled to vote at a meeting or to express consent without a meeting may authorize another person or persons to act for him by proxy, executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date thereof, unless otherwise provided in the proxy.

Section 7. Consent Votes. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if all the shareholders entitled to vote thereon consent thereto in writing.

Section 8. Matters to be Considered at Annual Meetings. At an annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall be proper subjects for shareholder action pursuant to the Articles of Incorporation, these By-Laws, or applicable law and shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, the Chairman of the Board of Directors, or the President or (b) by a shareholder of the Corporation who complies with the notice procedures set forth in Article III, Section 10.

For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of the Corporation’s capital stock which are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

The Board of Directors may reject any shareholder proposal not timely made in accordance with the terms of this Section 8.

This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no matter shall be acted upon at such annual meeting unless stated and filed as herein provided.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by the board of directors.

Section 2. Number. The number of directors shall be fixed by vote of the board of directors or by the shareholders at the annual meeting. If pursuant to the foregoing authority, the board of directors shall decrease the number of directors, such decrease shall not be effective with respect to the terms of directors then holding office until the next annual meeting of shareholders.

Section 3. Election and Term. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 5 of this Article, and each director elected shall hold office until the next annual meeting of the shareholders and thereafter until a successor is elected and qualified (unless there shall be no successor as a result of a decrease in the number of the board of directors). Any or all of the directors may be removed with or without cause by vote of the shareholders, and any director may be removed for cause by vote of the board of directors. Directors need not be shareholders of the Corporation or residents of the State of Rhode Island.

Section 4. Meetings. The board of directors may hold meetings, both regular and special, either within or without the State of Rhode Island. The first meeting of each newly elected hoard of directors shall be held at such time and place as shall be specified in a notice delivered as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors. Special meetings of the board of directors may be called by the chief executive officer on two days’ notice to each director, either personally, by mail, by telegram or other written means of communication. Special meetings shall be called by the chief executive officer or secretary in like manner and on like notice on the written request of two directors. Meetings of the directors may be held by means of a telephone conference circuit and connection to such circuit shall constitute presence at such meeting.

Section 5. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors although they may constitute less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

Section 6. Quorum. At all meetings of the board of directors, a majority of the number of directors fixed pursuant to Section 2 of this Article shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Rhode Island business corporation act or by the articles of incorporation.

Section 7. Directors’ Consent Vote. Any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before or after such action by all of the directors, or all of the members of such committee, as the case may be.

Section 8. Committees of Directors. The board of directors may, by vote passed by a majority of the whole board, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as provided by the Rhode Island business corporation act, any such committee, to the extent provided in the resolution, shall have and may exercise all the authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.

Section 9. Compensation of Directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 10. Director Nominations. Nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any shareholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 10 shall be eligible for election as directors at any annual meeting.

Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 10. To be timely, a shareholder’s notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director and as to the shareholder giving the notice (i)

the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such shareholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to proxy regulations promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address as they appear on the Corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (ii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a director at an annual or special meeting shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.

Nothing contained in this Section 10 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by shareholders.

No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this

Section 10. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual or special meeting in accordance with the procedures set forth in this Section 10 shall be provided for use at such annual or special meeting.

The Board of Directors may reject any nomination by a shareholder that is not timely made in accordance with this Section 10 or does not satisfy any requirements of this Section 10 in any material respect.

ARTICLE IV

NOTICES

Section 1. How Delivered. Whenever under the provisions of the Rhode Island business corporation act or of the articles of incorporation or of these by-laws written notice is required to be given to any person, such notice may be given by mail, addressed to such person at the address as it appears in the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be delivered, if mailed, at the time when the same shall be deposited in the United States mail. Notice may also be given to any director by telegram or by other written means of communication or personally.

Section 2. Waivers of Notice. Whenever any notice is required to be given under the provisions of the Rhode Island business corporation act or of the articles of incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3. Specification of Business. Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders or members of a committee need be specified in any written waiver of notice except as otherwise herein expressly provided.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall be a president, a secretary, and a treasurer. The board of directors may from time to time elect or appoint such other officers, including a chairman and one or more vice presidents, assistant officers and agents and delegate and assign to them such authorities and duties, as it may deem necessary. Any two or more of the offices may be held by the same person. None of the officers need be either a shareholder or director.

Section 2. Election and Term. The officers of the Corporation shall be elected by the board of directors at its first meeting after the meeting of shareholders held for the election of directors. Each officer shall be elected to serve until his or her successor shall have been elected and shall have qualified or until such officer’s earlier death, resignation or removal as hereinafter provided. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the

Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Authority and Duties. Unless the board of directors designates otherwise, the chairman shall be the chief executive officer of the Corporation, shall preside at all meetings, and shall supervise and conduct the business and affairs of the Corporation. The other officers of the Corporation shall have the powers and shall perform the duties customarily appurtenant to their respective offices, and shall have such further powers and shall perform such further duties as shall be from time to time assigned to them.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or otherwise may be filled by the board of directors for the unexpired portion of the term.

Section 5. Signing of Instruments. All checks, drafts, orders, notes and other obligations of the Corporation for the payment of money, and deeds, mortgages, leases, contracts, bonds and other corporate instruments may be signed by such officer or officers of the Corporation or by such other person or persons as may from time to time be designated by general or special vote of the board of directors.

Section 6. Voting of Securities. Except as the board of directors may generally or in particular cases otherwise specify, the chief executive officer or the treasurer may on behalf of the

Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by the Corporation and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. Share Certificates. Certificates representing shares of the Corporation shall be in such form as is approved by the incorporators or by the board of directors from time to time thereafter and shall be signed by any two officers of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof, provided that when any such certificate is countersigned by a transfer agent or by a registrar acting on behalf of the Corporation the signatures of the corporate officers and the corporate seal upon any such certificate may be facsimiles.

Section 2. Transfers of Shares. Transfers of shares shall be registered by the Corporation (or any transfer agent or registrar acting for it) upon the surrender of the certificate or certificates therefor, duly endorsed by the appropriate person or persons or accompanied by proper evidence of succession, assignment or authority to transfer, and complying with such other requirements as are established by law.

Section 3. Registered Shareholders. Except as otherwise provided by law, the Corporation may treat the person or persons registered on the books of the Corporation (or any registrar or transfer agent acting for it) as the owner of shares and as the person or persons exclusively entitled to vote, to receive notifications and otherwise to exercise all rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

Section 4. Issue of New Certificates. In the event of the loss, theft or destruction of any certificates representing shares of the Corporation, the owner thereof shall be entitled to have new certificates, for the same number of shares, issued in lieu of said certificates so lost, stolen or destroyed, upon satisfactory proof of ownership and upon the giving of such bond or security to the Corporation (or any transfer agent or registrar acting for it) to indemnify it against any loss, cost, damage or expenses which may accrue to it by reason of the issue of said certificates in lieu of the certificates so lost, stolen, destroyed, as the board of directors may deem necessary.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the board of directors.

ARTICLE VIII

SEAL

The corporate seal shall be in the form of a circle with the name of the Corporation, the words “Incorporated Rhode Island” and the year of its incorporation inscribed therein. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE IX

INDEMNIFICATION

Section 1. Definitions. As used herein, the following terms will have the following respective meanings:

“Covered Act” means any act or omission of an Indemnified Person in the Indemnified Person’s official capacity with the Corporation.

“Excluded Claim” has the meaning set forth in Section 4, hereof.

“Expenses” means expenses in connection with the defense against any claim for Covered Acts, including, without being limited to, legal, accounting or investigative fees and expenses.

“Indemnified Person” means any director or officer of the Corporation.

“Loss” means any amount which an Indemnified Person is legally obligated to pay for any claim for Covered Acts including, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, any excise taxes or penalties.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

Section 2. Indemnification. Subject to the exclusions hereinafter set forth, the Corporation agrees that it will indemnify the Indemnified Person against and hold the Indemnified Person harmless from any Loss or Expenses.

Section 3. Advance Payment of Expenses. The Corporation agrees that it will pay the Expenses of the Indemnified Person in advance of the final disposition of any Proceeding except to the extent that the defense of a claim against the Indemnified Person is undertaken pursuant to any directors’ and officers’ liability insurance maintained by the Corporation. The advance payment of Expenses will be subject to the Indemnified Person’s first agreeing in writing with the Corporation to repay the sums paid by it hereunder if it is thereafter determined that the Proceeding involved an Excluded Claim or that the Indemnified Person was otherwise not entitled to indemnity under this Article.

Section 4. Exclusions. The Corporation will not be liable to pay any Loss or Expenses (an “Excluded Claim”):

(a) For which payment is actually made to or on behalf of the Indemnified Person under such directors’ and officers liability insurance policy as may be maintained by the Corporation (except for any excess beyond the amount covered by such insurance);

(b) For which the Indemnified Person is otherwise indemnified or reimbursed;

(c) With respect to a Proceeding in which a final judgment or other final adjudication determines that the Indemnified Person is liable to the Corporation for: (i) a breach of the Indemnified Person’s duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) liability imposed pursuant to the provisions of Section 7-1.1-43 of the Rhode Island business corporation act (the “Act”); or (iv) any transaction (other than a transaction approved in accordance with Section 7-1.1-37.1 of the Act) from which the Indemnified Person derived an improper personal benefit;

(d) For an accounting of profits in fact made from the purchase or sale by the Indemnified Person of securities of the Corporation within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended; or

(e) If a final judgment or other final adjudication determines that such payment is unlawful.

Section 5. Notice to Corporation; Insurance. Promptly after receipt by the Indemnified Person of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnified Person will, if indemnification with respect thereto may be sought from the Corporation under this Article, notify the Corporation of the commencement thereof. If, at the time of the receipt of such notice, the Corporation has any directors’ and officers’ liability insurance in effect, the Corporation will give prompt notice of the commencement of such Proceeding to the insurer in accordance with the procedures set forth in the policy or policies. The Corporation will thereafter take all necessary or desirable action to cause such insurer to pay all Loss and Expenses payable as a result of such Proceeding in accordance with the terms of such policy or policies.

Section 6. Indemnification Procedures. (a) Payments on account of the Corporation’s indemnity against Loss will be subject to the Corporation’s first determining that the Loss results from a claim which is not an Excluded Claim. Such a determination will be made:

(i) By the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding; or

(ii) If a quorum cannot be obtained for purposes of clause (i) of this subparagraph (a), then by a majority vote of a committee of the board duly designated to act in the matter by a majority vote of the full board (in which designation directors who are parties to the Proceeding may participate) consisting solely of two or more directors not at the time parties to the Proceeding; or

(iii) By independent legal counsel designated: (A) by the board of directors in the manner described in clause (i) of this subparagraph (a), or by a committee of the board established in the manner described in clause (ii) of this subparagraph (a), or (B) if the requisite quorum of the full board cannot be obtained therefor and a committee cannot be so established, by a majority vote of the full board (in which designation directors who are parties to the Proceeding may participate); or

(iv) By the shareholders.

The determination required by this subparagraph (a) will be made within 60 days of the Indemnified Person’s written request for payment of a Loss, and if it is determined that the Loss is not an Excluded Claim payment will be made forthwith thereafter.

(b) Payment of an Indemnified Person’s Expenses in advance of the final disposition of any Proceeding will be made within 20 days of the Indemnified Person’s written request therefor. From time to time prior to the payment of Expenses the Corporation may, but is not required to, determine (in accordance with subparagraph (a), above) whether the Expenses claimed may reasonably be expected, upon final disposition of the Proceeding, to constitute an Excluded Claim. If such a determination is pending, payment of the Indemnified Person’s Expenses may be delayed up to 60 days after the Indemnified Person’s written request therefor, and if it is determined that the Expenses are not an Excluded Claim, payment will be made forthwith thereafter.

Section 7. Settlement. The Corporation will have no obligation to indemnify the Indemnified Person under this Article for any amounts paid in settlement of any Proceeding effected without the Corporation’s prior written consent. The Corporation will not unreasonably withhold or delay its consent to any proposed settlement. The Corporation may consent to a settlement subject to the requirement that a determination thereafter will be made as to whether the Proceeding involved an Excluded Claim or not.

Section 8. Rights Not Exclusive. The rights provided hereunder will not be deemed exclusive of any other rights to which the Indemnified Person may be entitled under the Rhode Island business corporation act, any by-law, agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in the Indemnified Person’s official capacity and as to action in any other capacity while holding such office, and shall continue after the Indemnified Person ceases to serve the Corporation in an official capacity.

Section 9. Enforcement. (a) The Indemnified Person’s right to indemnification hereunder will be enforceable by the Indemnified Person in any court of competent jurisdiction and will be enforceable notwithstanding that an adverse determination has been made as provided in Section 6 hereof.

(b) In the event that any action is instituted by the Indemnified Person under this Article to enforce or interpret any of the terms of this Article, the Indemnified Person will be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by the Indemnified Person with respect to such action, unless the court determines that each of the material assertions made by the Indemnified Person as a basis for such action was not made in good faith or was frivolous.

Section 10. Severability. If any provision of this Article is determined by a court to require the Corporation to perform or to fail to perform an act which is in violation of applicable law, this Article shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, this Article shall be enforceable in accordance with its terms.

Section 11. Successors and Assigns. This Article will be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets) and (b) binding on and inure to the benefit of the heirs, executors, administrators, and other personal representatives of an Indemnified Person. The right to indemnification hereunder will cover Loss or

Expenses arising from any claims against an Indemnified Person no longer serving in an official capacity and that person’s heirs, executors, administrators, and other legal representatives where the Indemnified Person was a director or officer at the time the Covered Act upon which such claims are based occurred. If the Corporation sells or otherwise transfers all or substantially all of its assets to a third party, the Corporation will, as a condition of such sale or other transfer, require such third party to assume and perform the obligations of the Corporation under this Article.

Section 12. Amendment. This Article may be amended as provided in Article X hereof but no such amendment of this Article will adversely affect the then existing rights of an Indemnified Person hereunder.

ARTICLE X

AMENDMENTS

These by-laws may be altered, amended or repealed or new by-laws may be adopted at any annual or special meeting of the shareholders by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws shall be contained in the notice of such meeting. The board of directors shall have like authority to alter, amend, repeal or adopt new by-laws by affirmative vote of a majority of the number of directors fixed as provided in these by-laws; provided, however, that any action in that respect by the board of directors may be changed thereafter by the shareholders.